CHS Annual Variable Pay Plan Document (U.S. and Canada)

Exhibit 10.3
Purpose
The purpose of the CHS Annual Variable Pay Plan (the “Plan”) is to provide a direct financial incentive for eligible employees (each a “Participant”) who contribute to the achievement of company financial and individual performance goals that are aligned with organizational priorities and CHS Capabilities. The Plan is intended to:

•Drive strong company performance by providing Participants line of sight into their contributions to the achievement of financial goals
•Emphasize shared ownership of enterprise and business initiatives, and reward Participants for the achievement of collective results through collaborative work efforts
•Provide incentives that are competitive with compensation in the external market and aligned with organizational and market best practices

Performance Period
Each Performance Period for the Plan (“Performance Period”) is measured in one (1) fiscal-year segment, currently September 1 through August 31. A new Performance Period begins each fiscal year.

For purposes of the Plan, “Award” is defined as the amount awarded to a Participant for a Performance Period upon the CHS Board of Directors approving the Performance Period financial results and authorizing distribution of payouts under the Plan following the end of the Performance Period.

Eligibility
•Employees must meet all the following criteria to be eligible:
In an eligible non-union job pay grade 16 or higher on or before June 1 of the Performance Period
Have full-time or part-time regularly scheduled status on or before June 1 of the Performance Period
Remain active in non-union job at the end of the Performance Period (August 31)
Work a minimum of 30 days in an eligible role during the Performance Period
Are not eligible for variable compensation through any other bonus, commission, or incentive plan

•Generally, employees meeting any of the following criteria are not eligible:
In pay grade 15 or below job
In a union job
Layoff, Intern or Temp/Seasonal status
Hire date or effective date in eligible job after June 1 of the Performance Period
Separated status at the end of the Performance Period (August 31), unless separation type is eligible for proration (reference Award Proration for details)
Worked less than 30 days during Performance Period
Eligible for variable compensation through any other bonus, commission, or incentive plan

•Employee eligibility may change during the Performance Period due to employee changes including status change, transfer, or job change. An eligibility change may result in the employee becoming ineligible for the Plan or being eligible for proration of the Award (reference Award Proration for details).

•Employees that are not eligible for the Plan include but are not limited to: Employees in pay grades 15 and below; Drivers; Applicators; sales incentive eligible employees; Interns; employees coded to the following org units: Ag Partners, LLC; Battlecreek; Dakota Ag Partners; Midwest Ag Supplements; TEMCO KALAMA TERMINAL; TEMCO MERCHANDISING; TEMCO TACOMA TERMINAL. Eligibility can be changed at the sole discretion of the Plan Administrators.

CHS Annual Variable Pay Plan Document

Forfeiture and Modification for Performance or Behavior
A Participant may forfeit eligibility under the Plan for any Performance Period or have their opportunity for an Award, if provided under the Plan, modified at the discretion of the Plan Administrators, if it has been determined that the Participant has failed to meet job performance criteria and standards, which includes but is not limited to documented performance issues, or that they have committed acts of misconduct, dishonesty or violation of CHS policies and procedures. Forfeiture of eligibility or modification of a Participant’s opportunity for an Award under the Plan must be approved by the Plan Administrators.

Performance Goals
Performance Goals are established for each Performance Period at the beginning of the Performance Period. Financial Performance goals are defined in the Plan Appendix for each Performance Period. Plan Performance Goals include:

•Return on Invested Capital (ROIC)
•Return on Assets (ROA)
•Individual Performance Goals

All Plan Performance Goals for each Performance Period are measured over the applicable Performance Period.
•The President and Chief Executive Officer (CEO) and the Chief Financial Officer (CFO) establish, and the CHS Board of Directors approves, the ROIC Performance Goals at the enterprise level for each Performance Period pursuant to the Plan.
•The CEO and CFO establish, in collaboration with senior finance and business leaders, all ROA Performance Goals for each Performance Period pursuant to the Plan.
•Individual Performance Goals are established by the Participant and the Participant’s manager at the beginning of the Performance Period.

For any Award made under the Plan, the payout range for each Performance Goal is calculated as a percent of target Performance Goal (the expected level of performance), based on actual results for that Performance Goal for the Performance Period.

The payout range is calculated independently for each Performance Goal and mathematically interpolated when results are attained between the Performance Goal levels. The following table illustrates the Performance Goal levels and associated payout range.

Performance Goal Level	Level Definition	Payout Range
Maximum	Highest level of Performance	200%
Target	Expected level of Performance	100%
Threshold	Lowest level of Performance	50%

Performance Goal Weightings
The Performance Goal Weightings indicate the relative value of each Performance Goal in the Award calculation. Performance Goals are weighted based on the appropriate Participant Group in accordance with the weightings in the following table.
CHS Annual Variable Pay Plan Document

Participant Group	Group Definition	Performance Goal Weighting
		ROIC	ROA	Individual
Corporate Function*	Enterprise Support	70%		30%
Business	Defined Market Segment	35%	35%	30%
*Corporate function includes all enterprise leadership team Participants.

Performance Goal Trigger
Performance Goal levels and “Triggers” are established at the beginning of each Performance Period. The Trigger defines the level of required performance to trigger any Award.

The Trigger or Triggers are based on whether Participants are in a Corporate Function or a Business Participant group, as follows:

•Corporate Function Participant:
oThreshold ROIC Performance Goal must be met for any Award to be issued under the Plan.
oIf the threshold ROIC Performance Goal is not met, no Award will be issued under the Plan.
•Business Participant:
oThreshold ROIC or target ROA Performance Goals must be met for any Award to be issued under the Plan.
oIf the threshold ROIC Performance Goal is not met, and the target ROA Performance Goal is met, any Award may be issued for the ROA Performance Goal only. If both the threshold ROIC and target ROA Performance Goals are not met, no Award will be issued under the Plan.

The following table illustrates the impact of the Trigger for each Performance Goal.

Participant Group	Trigger		Performance Goal Weighting Compensation Earned
	Performance Goal	Performance Goal Level Required	ROIC	ROA	Individual
Corporate Function	ROIC	Threshold	Yes		Yes
Business	ROIC	Threshold	Yes	Yes	Yes
IF THRESHOLD ROIC TRIGGER IS NOT MET
Corporate Function	ROIC	Threshold	No		No
Business	ROIC	Threshold	No	Varies Based on Business ROA Results (see below)	No
Business	ROA	Target	No	Yes	No

Individual Performance Goals
As noted in the Performance Goal Weighting table above, Individual Performance Goals are weighted as 30% for both Corporate Function and Business Participant groups. The Participant’s manager determines the payout for the Individual Performance Goal component based on the Participant’s performance rating for the Performance Period and the individual payout guidelines.
CHS Annual Variable Pay Plan Document

Pay Basis & Incentive Target Percentage
Pay Basis and Target Percentage are factors used in the calculation of any Award under the Plan.

Pay Basis for any Performance Period is determined based on whether a Participant is salaried (exempt) or hourly (non-exempt) at the end of the Performance Period (August 31), or at the time the Participant exits the Plan.

•Salaried (exempt) Participant: Base pay at the end of the Performance Period (August 31), or at the time the Participant exits the plan, prorated by the number of days worked in an eligible status.
•Hourly (non-exempt) Participant: Actual eligible earnings during Plan eligibility, including base pay and overtime, during the Performance Period (September 1 through August 31).

Target Percentage is based on the employee’s pay grade at the end of the Performance Period (August 31), or at the time the Participant exits the plan. Target Percentages are not prorated based on movement between roles/pay grades during the Performance Period.

Award Proration
Any Award under the Plan will be prorated based on the following changes during the Performance Period:

•Movement between Participant Groups (i.e. Corporate Function, Business) on or before June 1 of the Performance Period.
•Movement into the Plan on or before June 1 of the Performance Period.
•Eligible status changes that occur during the Performance Period.
•The following table outlines status changes and how any Award under the Plan will be prorated when a change in status occurs during the Performance Period (reference Eligibility section for more information).

Status Change*	Proration Rule – Days Included
Full-time Leave of Absence	Days worked in an eligible status; and up to a total of 90 leave days within each Performance Period
Intermittent Leave of Absence	Days worked in an eligible status; and duration of leave
Temp/Seasonal to Eligible Status	Days worked in an eligible status; unless status is Temp/Seasonal at the end of the Performance Period
Union to Eligible Status	Days worked in an eligible status, unless status is Union at the end of the Performance Period
Layoff	Days worked in an eligible status; unless status is Layoff at the end of the Performance Period
Deceased	Days worked in an eligible status
Termination due to reduction in workforce (including location closures, position elimination and redundancy)	Days worked in an eligible status
Retirement (age 55 with 10 years of vesting service or age 65 with no tenure requirements)	Days worked in an eligible status
Separation and Return to Eligible Status	Days worked in an eligible status since rehire date
*Not all eligible status changes are included in the table above.

CHS Annual Variable Pay Plan Document

Award Payment
Any Award under the Plan, including for Participants who are no longer employed by the company after the end of the Performance Period and/or due to an eligible status change during the Performance Period, are determined, approved and issued as soon as administratively feasible following the Performance Period. No Award shall be deemed approved under the Plan until after Performance Period financial results are approved by the CHS Board of Directors.

A Participant’s potential for an Award under the Plan can be modified or terminated without Participant consent for any reason up until the CHS Board of Directors approve the Performance Period financial results. Once approved, any Award cannot be modified or terminated, except as is expressly provided in the Plan.

In all cases, any Award issued under the Plan shall be paid no later than December 31 following the applicable Performance Period. Any Award under the Plan is paid through the same process as the Participant’s paycheck. All payments are subject to appropriate withholdings.

Administration
The CEO, CFO and Chief Human Resource Officer (CHRO) administer the Plan (collectively the Plan Administrators). The Plan Administrators are authorized to jointly make all decisions as required in the administration of the Plan and may, in their sole discretion, define, interpret, construe, administer and apply Plan provisions, and make all eligibility determinations. Further, the Plan Administrators may jointly approve amendments to the Plan, provided however, that any such amendments are not a material modification or material amendment to the Plan. For the avoidance of doubt, any material modification or material amendment to the Plan, including with respect to the corporate level performance metrics or performance goals established for any current Performance Period, must be approved by the CHS Board of Directors. The CEO and CFO must approve any modification of the business level performance metrics or performance goals.

General Provisions
CHS reserves the right to change or cancel the Plan at any time. This Plan document does not intend to, nor does it operate to, create an employment contract or provide a guarantee of continued employment. There is no vested right to any payment prior to the Award determination, and the CHS Annual Variable Pay Plan does not give rise to any rights not expressly stated in the Plan.

Non-Recurring Events: Non-recurring business events, which have a substantial impact on CHS financial results during the Performance Period, may be excluded (or included as appropriate) from the calculations for determining any Awards. Such events could include but are not limited to, major gains or losses from acquisitions (including planned short-term losses or gains), divestitures, lawsuits, significant business write-offs, business restructuring, casualty losses or sale of assets. Any such exclusion must be approved by the CHS Board of Directors.

Recovery: Any Awards issued under the Plan shall be subject to recovery and any penalties pursuant to the Company’s Incentive Recovery Policy, Prohibiting Detrimental Conduct Policy and any other applicable company policy or successor policy, law, rule, regulation, or applicable stock exchange rule (including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted pursuant thereto), as each of the foregoing may be amended from time to time.

This Plan document applies to eligible U.S. and Canadian Participants. A separate plan document is customized for eligible international employees.
CHS Annual Variable Pay Plan Document

Approvals
Chief Human Resource Officer: _______________________________________

Chief Financial Officer: _______________________________________

Chief Executive Officer: _______________________________________

CHS Annual Variable Pay Plan Document